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                               JOSEPH G. POZO, JR.
                                1924 33rd Street
                             Orlando, Florida 32839


                                November 17, 1997


Mr. Gary E. Stein
124 North Ardmore Road
Columbus, OH  43209

Dear Gary:

                  In consideration of consulting services which you have rendered and have agreed to render to Boat Tree, Inc., I agree to sell to you the number of shares of common stock of Boat Tree, Inc. equal to $1,050,000 divided by the initial public offering price of the shares of common stock. I will sell you such shares upon the completion of an initial public offering, and you can pay in cash or I will take a two year note at 6% interest, at your option.

                                                   Very truly yours,



                                                   Joseph G. Pozo, Jr.
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                               JOSEPH G. POZO, JR.
                                1924 33rd Street
                             Orlando, Florida 32839


                                December 18, 1998


Mr. Gary E. Stein
124 North Ardmore Road
Columbus, OH  43209

Dear Gary:

                  The letter dated November 12, 1997 is modified as follows: I agree to sell to you 116,667 shares of common stock of American Marine Recreation, Inc. upon the completion of an initial public offering at the initial public offering price of $6.50 per share, and you can pay in cash or I will take a two year note at 6% interest, at your option.

                  Please acknowledge your acceptance by signing a copy of this letter in the space below and return a copy to me.

                                                     Very truly yours,



                                                     Joseph G. Pozo, Jr.

AGREED AND ACCEPTED BY:




----------------------------
Gary E. Stein